EXHIBIT 10.10

Prepared by, and after recording
return to:

Jeremy M. McLean, Esquire
Troutman Sanders LLP
P.O. Box 1122
Richmond, VA 23218

PNC Loan #: 310231679
MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT
AND FIXTURE FILING
(TEXAS)

Fannie Mae Multifamily Security Instrument	Form 6025.TX
Texas	01-16	© 2016 Fannie Mae

Canyon Resort at Great Hills

MULTIFAMILY DEED OF TRUST,
ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT
AND FIXTURE FILING
This MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Security Instrument”) dated as of the 29th day of December, 2016, is executed by STAR III CANYON RESORT, LLC, a limited liability company organized and existing under the laws of Delaware, as grantor (“Borrower”), to GARY S. FARMER, as trustee (“Trustee”), for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as beneficiary (“Lender”).
Borrower, in consideration of (i) the loan in the original principal amount of $31,710,000.00 (the “Mortgage Loan”) evidenced by that certain Multifamily Note dated as of the date of this Security Instrument, executed by Borrower and made payable to the order of Lender (as amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), (ii) that certain Multifamily Loan and Security Agreement dated as of the date of this Security Instrument, executed by and between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and (iii) the trust created by this Security Instrument, and to secure to Lender the repayment of the Indebtedness (as defined in this Security Instrument), and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents (as defined in the Loan Agreement), excluding the Environmental Indemnity Agreement (as defined in this Security Instrument), irrevocably and unconditionally mortgages, grants, warrants, conveys, bargains, sells, and assigns to Trustee, in trust, for benefit of Lender, with power of sale and right of entry and possession, the Mortgaged Property (as defined in this Security Instrument), including the real property located in Travis County, State of Texas, and described in Exhibit A attached to this Security Instrument and incorporated by reference (the “Land”), to have and to hold such Mortgaged Property unto Trustee and Trustee’s successors and assigns, forever; Borrower hereby releasing, relinquishing and waiving, to the fullest extent allowed by law, all rights and benefits, if any, under and by virtue of the homestead exemption laws of the Property Jurisdiction (as defined in this Security Instrument), if applicable.
Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to mortgage, grant, warrant, convey, bargain, sell, and assign the Mortgaged Property, and that the Mortgaged Property is not encumbered by any Lien (as defined in this Security Instrument) other than Permitted Encumbrances (as defined in this Security Instrument). Borrower covenants that Borrower will warrant and defend the title to the Mortgaged Property against all claims and demands other than Permitted Encumbrances.
Borrower, and by their acceptance hereof, each of Trustee and Lender covenants and agrees as follows:
1.Defined Terms.
Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement. All terms used and not specifically defined herein, but which are otherwise defined by the UCC, shall have the meanings assigned to them by the UCC. The following terms, when used in this Security Instrument, shall have the following meanings:

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“Condemnation Action” means any action or proceeding, however characterized or named, relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect.
“Enforcement Costs” means all expenses and costs, including reasonable attorneys’ fees and expenses, fees and out-of-pocket expenses of expert witnesses and costs of investigation, incurred by Lender as a result of any Event of Default under the Loan Agreement or in connection with efforts to collect any amount due under the Loan Documents, or to enforce the provisions of the Loan Agreement or any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy or insolvency proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding or Foreclosure Event) or judicial or non-judicial foreclosure proceeding, to the extent permitted by law.
“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the date of this Security Instrument, executed by Borrower to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.
“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.
“Event of Default” has the meaning set forth in the Loan Agreement.
“Fixtures” means all Goods that are so attached or affixed to the Land or the Improvements as to constitute a fixture under the laws of the Property Jurisdiction.
“Goods” means all of Borrower’s present and hereafter acquired right, title and interest in all goods which are used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements, including inventory; furniture; furnishings; machinery, equipment, engines, boilers, incinerators, and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring, and conduits used in connection with radio, television, security, fire prevention, or fire detection, or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers, and other appliances; light fixtures, awnings, storm windows, and storm doors; pictures, screens, blinds, shades, curtains, and curtain rods; mirrors, cabinets, paneling, rugs, and floor and wall coverings; fences, trees, and plants; swimming pools; exercise equipment; supplies; tools; books and records (whether in written or electronic form); websites, URLs, blogs, and social network pages; computer equipment (hardware and software); and other tangible personal property which is used now or in the future in connection with the ownership, management, or operation of the Land or the Improvements or are located on the Land or in the Improvements.
“Imposition Deposits” means deposits in an amount sufficient to accumulate with Lender the entire sum required to pay the Impositions when due.
“Impositions” means
(a)    any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property;

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(b)    the premiums for fire and other casualty insurance, liability insurance, rent loss insurance and such other insurance as Lender may require under the Loan Agreement;
(c)    Taxes; and
(d)    amounts for other charges and expenses assessed against the Mortgaged Property which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender’s interests, all as reasonably determined from time to time by Lender.
“Improvements” means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements, facilities, and additions and other construction on the Land.
“Indebtedness” means the principal of, interest on, and all other amounts due at any time under the Note, the Loan Agreement, this Security Instrument or any other Loan Document (other than the Environmental Indemnity Agreement and Guaranty), including Prepayment Premiums, late charges, interest charged at the Default Rate, and accrued interest as provided in the Loan Agreement and this Security Instrument, advances, costs and expenses to perform the obligations of Borrower or to protect the Mortgaged Property or the security of this Security Instrument, all other monetary obligations of Borrower under the Loan Documents (other than the Environmental Indemnity Agreement), including amounts due as a result of any indemnification obligations, and any Enforcement Costs.
“Land” means the real property described in Exhibit A.
“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals thereof.
“Lien” means any claim or charge against property for payment of a debt or an amount owed for services rendered, including any mortgage, deed of trust, deed to secure debt, security interest, tax lien, any materialman’s or mechanic’s lien, or any lien of a Governmental Authority, including any lien in connection with the payment of utilities, or any other encumbrance.
“Mortgaged Property” means all of Borrower’s present and hereafter acquired right, title and interest, if any, in and to all of the following:
(a)    the Land;
(b)    the Improvements;
(c)    the Personalty;
(d)    current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights‑of‑way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

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(e)    insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirements;
(f)    awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;
(g)    contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;
(h)    Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;
(i)    earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;
(j)    Imposition Deposits;
(k)    refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);
(l)    tenant security deposits;
(m)    names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;
(n)    Collateral Accounts and all Collateral Account Funds;
(o)    products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds; and
(p)    all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized.
“Permitted Encumbrance” means only the easements, restrictions and other matters listed in a schedule of exceptions to coverage in the Title Policy and Taxes for the current tax year that are not yet due and payable.

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“Personalty” means all of Borrower’s present and hereafter acquired right, title and interest in all Goods, accounts, choses of action, chattel paper, documents, general intangibles (including Software), payment intangibles, instruments, investment property, letter of credit rights, supporting obligations, computer information, source codes, object codes, records and data, all telephone numbers or listings, claims (including claims for indemnity or breach of warranty), deposit accounts and other property or assets of any kind or nature related to the Land or the Improvements now or in the future, including operating agreements, surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements, and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.
“Prepayment Premium” has the meaning set forth in the Loan Agreement.
“Property Jurisdiction” means the jurisdiction in which the Land is located.
“Rents” means all rents (whether from residential or non-residential space), revenues and other income from the Land or the Improvements, including subsidy payments received from any sources, including payments under any “Housing Assistance Payments Contract” or other rental subsidy agreement (if any), parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and tenant security deposits.
“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include any computer program that is included in the definition of Goods.
“Taxes” means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, may become a lien, on the Land or the Improvements or any taxes upon any Loan Document.
“Title Policy” has the meaning set forth in the Loan Agreement.
“UCC” means the Uniform Commercial Code in effect in the Property Jurisdiction, as amended from time to time.
“UCC Collateral” means any or all of that portion of the Mortgaged Property in which a security interest may be granted under the UCC and in which Borrower has any present or hereafter acquired right, title or interest.

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2.Security Agreement; Fixture Filing.
(a)    To secure to Lender, the repayment of the Indebtedness, and all renewals, extensions and modifications thereof, and the performance of the covenants and agreements of Borrower contained in the Loan Documents, Borrower hereby pledges, assigns, and grants to Lender a continuing security interest in the UCC Collateral. This Security Instrument constitutes a security agreement and a financing statement under the UCC. This Security Instrument also constitutes a financing statement pursuant to the terms of the UCC with respect to any part of the Mortgaged Property that is or may become a Fixture under applicable law, and will be recorded as a “fixture filing” in accordance with the UCC. Borrower hereby authorizes Lender to file financing statements, continuation statements and financing statement amendments in such form as Lender may require to perfect or continue the perfection of this security interest without the signature of Borrower. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the UCC or otherwise provided at law or in equity, in addition to all remedies provided by this Security Instrument and in any Loan Document. Lender may exercise any or all of its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability or validity of Lender’s other remedies. For purposes of the UCC, the debtor is Borrower and the secured party is Lender. The name and address of the debtor and secured party are set forth after Borrower’s signature below which are the addresses from which information on the security interest may be obtained.
(b)    Borrower represents and warrants that: (1) Borrower maintains its chief executive office at the location set forth after Borrower’s signature below, and Borrower will notify Lender in writing of any change in its chief executive office within five (5) days of such change; (2) Borrower is the record owner of the Mortgaged Property; (3) Borrower’s state of incorporation, organization, or formation, if applicable, is as set forth on Page 1 of this Security Instrument; (4) Borrower’s exact legal name is as set forth on Page 1 of this Security Instrument; (5) Borrower’s organizational identification number, if applicable, is as set forth after Borrower’s signature below; (6) Borrower is the owner of the UCC Collateral subject to no liens, charges or encumbrances other than the lien hereof; (7) except as expressly provided in the Loan Agreement, the UCC Collateral will not be removed from the Mortgaged Property without the consent of Lender; and (8) no financing statement covering any of the UCC Collateral or any proceeds thereof is on file in any public office except pursuant hereto.
(c)    All property of every kind acquired by Borrower after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further conveyance or assignment become subject to the lien and security interest created by this Security Instrument. Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further deeds of trust, mortgages, deeds to secure debt, security agreements, financing statements, assignments and assurances as Lender shall require for accomplishing the purposes of this Security Instrument and to comply with the rerecording requirements of the UCC.

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3.Assignment of Leases and Rents; Appointment of Receiver; Lender in Possession.
(a)    As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Leases and Rents. It is the intention of Borrower to establish present, absolute and irrevocable transfers and assignments to Lender of all Leases and Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Borrower and Lender intend the assignments of Leases and Rents to be effective immediately and to constitute absolute present assignments, and not assignments for additional security only. Only for purposes of giving effect to these absolute assignments of Leases and Rents, and for no other purpose, the Leases and Rents shall not be deemed to be a part of the Mortgaged Property. However, if these present, absolute and unconditional assignments of Leases and Rents are not enforceable by their terms under the laws of the Property Jurisdiction, then each of the Leases and Rents shall be included as part of the Mortgaged Property, and it is the intention of Borrower, in such circumstance, that this Security Instrument create and perfect a lien on each of the Leases and Rents in favor of Lender, which liens shall be effective as of the date of this Security Instrument.
(b)    Until an Event of Default has occurred and is continuing, but subject to the limitations set forth in the Loan Documents, Borrower shall have a revocable license to exercise all rights, power and authority granted to Borrower under the Leases (including the right, power and authority to modify the terms of any Lease, extend or terminate any Lease, or enter into new Leases, subject to the limitations set forth in the Loan Documents), and to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender, and to apply all Rents to pay the Monthly Debt Service Payments and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities and Impositions (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing (and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing), the Rents remaining after application pursuant to the preceding sentence may be retained and distributed by Borrower free and clear of, and released from, Lender’s rights with respect to Rents under this Security Instrument.

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(c)    If an Event of Default has occurred and is continuing, without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, the revocable license granted to Borrower pursuant to Section 3(b) shall automatically terminate, and Lender shall immediately have all rights, powers and authority granted to Borrower under any Lease (including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease) and, without notice, Lender shall be entitled to all Rents as they become due and payable, including Rents then due and unpaid. During the continuance of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender, and Borrower shall, upon Borrower’s receipt of any Rents from any sources, pay the total amount of such receipts to Lender. Although the foregoing rights of Lender are self-effecting, at any time during the continuance of an Event of Default, Lender may make demand for all Rents, and Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender. No tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts that are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit.
(d)    If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender’s security or the solvency of Borrower, and even in the absence of waste, enter upon, take and maintain full control of the Mortgaged Property, and may exclude Borrower and its agents and employees therefrom, in order to perform all acts that Lender, in its discretion, determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents (including through use of a lockbox, at Lender’s election), the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing this assignment of Rents, protecting the Mortgaged Property or the security of this Security Instrument and the Mortgage Loan, or for such other purposes as Lender in its discretion may deem necessary or desirable.
(e)    Notwithstanding any other right provided Lender under this Security Instrument or any other Loan Document, if an Event of Default has occurred and is continuing, and regardless of the adequacy of Lender’s security or Borrower’s solvency, and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in Section 3. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Security Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte, if permitted by applicable law. Borrower consents to shortened time consideration of a motion to appoint a receiver. Lender or the receiver, as applicable, shall be entitled to receive a reasonable fee for managing the Mortgaged Property and such fee shall become an additional part of the Indebtedness. Immediately upon appointment of a receiver or Lender’s entry upon and taking possession and control of the Mortgaged Property, possession of the Mortgaged Property and all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property, and all security deposits and prepaid Rents, shall be surrendered to Lender or the receiver, as applicable.  If Lender or receiver takes possession and control of the Mortgaged Property, Lender or receiver may exclude Borrower and its representatives from the Mortgaged Property.

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(f)    The acceptance by Lender of the assignments of the Leases and Rents pursuant to this Section 3 shall not at any time or in any event obligate Lender to take any action under any Loan Document or to expend any money or to incur any expense. Lender shall not be liable in any way for any injury or damage to person or property sustained by any Person in, on or about the Mortgaged Property. Prior to Lender’s actual entry upon and taking possession and control of the Land and Improvements, Lender shall not be:
(1)    obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease);
(2)    obligated to appear in or defend any action or proceeding relating to any Lease or the Mortgaged Property; or
(3)    responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property.
The execution of this Security Instrument shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking possession and control by Lender of the Land and Improvements.
(g)    Lender shall be liable to account only to Borrower and only for Rents actually received by Lender. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property by reason of any act or omission of Lender under this Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law, provided that Lender shall not be released from liability that occurs as a result of Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final, non-appealable court order. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall be added to, and become a part of, the principal balance of the Indebtedness, be immediately due and payable, and bear interest at the Default Rate from the date of disbursement until fully paid. Any entering upon and taking control of the Mortgaged Property by Lender or the receiver, and any application of Rents as provided in this Security Instrument, shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Security Instrument or any Loan Document.
4.    Protection of Lender’s Security.
If Borrower fails to perform any of its obligations under this Security Instrument or any other Loan Document, or any action or proceeding is commenced that purports to affect the Mortgaged Property, Lender’s security, rights or interests under this Security Instrument or any Loan Document (including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Environmental Laws, fraudulent conveyance or reorganizations or proceedings involving a debtor or decedent), Lender may, at its option, make such appearances, disburse or pay such sums and take such actions, whether before or after an Event of Default or whether directly or to any receiver for the Mortgaged Property, as Lender reasonably deems necessary to perform such obligations of Borrower and to protect the Mortgaged Property or Lender’s security, rights or interests in the Mortgaged Property or the Mortgage Loan, including:
(a)    paying fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants;

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(b)    entering upon the Mortgaged Property to make repairs or secure the Mortgaged Property;
(c)    obtaining (or force-placing) the insurance required by the Loan Documents; and
(d)    paying any amounts required under any of the Loan Documents that Borrower has failed to pay.
Any amounts so disbursed or paid by Lender shall be added to, and become part of, the principal balance of the Indebtedness, be immediately due and payable and bear interest at the Default Rate from the date of disbursement until fully paid. The provisions of this Section 4 shall not be deemed to obligate or require Lender to incur any expense or take any action.
5.    Default; Acceleration; Remedies.
(a)    If an Event of Default has occurred and is continuing, Lender, at its option, may declare the Indebtedness to be immediately due and payable without further demand, and may either with or without entry or taking possession as herein provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (1) to enforce payment of the Mortgage Loan; (2) to foreclose this Security Instrument judicially or non-judicially by the power of sale granted herein; (3) to enforce or exercise any right under any Loan Document; and (4) to pursue any one (1)or more other remedies provided in this Security Instrument or in any other Loan Document or otherwise afforded by applicable law. Each right and remedy provided in this Security Instrument or any other Loan Document is distinct from all other rights or remedies under this Security Instrument or any other Loan Document or otherwise afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order. Borrower has the right to bring an action to assert the nonexistence of an Event of Default or any other defense of Borrower to acceleration and sale.
(b)    Borrower acknowledges that the power of sale granted in this Security Instrument may be exercised or directed by Lender without prior judicial hearing. In the event Lender invokes the power of sale:

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(1)    Lender may, by and through the Trustee, or otherwise, sell or offer for sale the Mortgaged Property in such portions, order and parcels as Lender may determine, with or without having first taken possession of the Mortgaged Property, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse door of the county in which all or any part of the Mortgaged Property to be sold is situated (whether the parts or parcel, if any, situated in different counties are contiguous or not, and without the necessity of having any Personalty present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., after advertising the time, place and terms of sale and that portion of the Mortgaged Property to be sold by posting or causing to be posted written or printed notice of sale at least twenty-one (21) days before the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Mortgaged Property may be situated, and by filing such notice with the County Clerk(s) of the county(s) in which all or a portion of the Mortgaged Property may be situated, which notice may be posted and filed by the Trustee acting, or by any person acting for the Trustee, and Lender has, at least twenty-one (21) days before the date of the sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the Indebtedness according to Lender’s records by the deposit of such notice, enclosed in a postpaid wrapper, properly addressed to such debtor at debtor’s most recent address as shown by Lender’s records, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service;
(2)    Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Mortgaged Property so sold in fee simple with covenants of general warranty. Borrower covenants and agrees to defend generally the purchaser’s title to the Mortgaged Property against all claims and demands. The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements contained in those recitals;
(3)    Trustee shall be entitled to receive fees and expenses from such sale not to exceed the amount permitted by applicable law; and
(4)    Lender shall have the right to become the purchaser at any sale made under or by virtue of this Security Instrument and Lender so purchasing at any such sale shall have the right to be credited upon the amount of the bid made therefor by Lender with the amount payable to Lender out of the net proceeds of such sale. In the event of any such sale, the outstanding principal amount of the Mortgage Loan and the other Indebtedness, if not previously due, shall be and become immediately due and payable without demand or notice of any kind. If the Mortgaged Property is sold for an amount less than the amount outstanding under the Indebtedness, the deficiency shall be determined by the purchase price at the sale or sales. Borrower waives all rights, claims, and defenses with respect to Lender’s ability to obtain a deficiency judgment.
(c)    Borrower acknowledges and agrees that the proceeds of any sale shall be applied as determined by Lender unless otherwise required by applicable law.

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Texas	01-16	© 2016 Fannie Mae

(d)    In connection with the exercise of Lender’s rights and remedies under this Security Instrument and any other Loan Document, there shall be allowed and included as Indebtedness: (1) all expenditures and expenses authorized by applicable law and all other expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable legal fees, appraisal fees, outlays for documentary and expert evidence, stenographic charges and publication costs; (2) all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Lender incurred in preparation for, contemplation of or in connection with the exercise of Lender’s rights and remedies under the Loan Documents; and (3) costs (which may be reasonably estimated as to items to be expended in connection with the exercise of Lender’s rights and remedies under the Loan Documents) of procuring all abstracts of title, title searches and examinations, title insurance policies, and similar data and assurance with respect to title as Lender may deem reasonably necessary either to prosecute any suit or to evidence the true conditions of the title to or the value of the Mortgaged Property to bidders at any sale which may be held in connection with the exercise of Lender’s rights and remedies under the Loan Documents. All expenditures and expenses of the nature mentioned in this Section 5, and such other expenses and fees as may be incurred in the protection of the Mortgaged Property and rents and income therefrom and the maintenance of the lien of this Security Instrument, including the fees of any attorney employed by Lender in any litigation or proceedings affecting this Security Instrument, the Note, the other Loan Documents, or the Mortgaged Property, including bankruptcy proceedings, any Foreclosure Event, or in preparation of the commencement or defense of any proceedings or threatened suit or proceeding, or otherwise in dealing specifically therewith, shall be so much additional Indebtedness and shall be immediately due and payable by Borrower, with interest thereon at the Default Rate until paid.
(e)    If all or any part of the Mortgaged Property is sold pursuant to this Section 5, Borrower will be divested of any and all interest and claim to the Mortgaged Property, including any interest or claim to all insurance policies, utility deposits, bonds, loan commitments and other intangible property included as a part of the Mortgaged Property. Additionally, after a sale of all or any part of the Land, Improvements, Fixtures and Personalty, Borrower will be considered a tenant at sufferance of the purchaser of the same, and the purchaser shall be entitled to immediate possession of such property. If Borrower shall fail to vacate the Mortgaged Property immediately, the purchaser may and shall have the right, without further notice to Borrower, to go into any justice court in any precinct or county in which the Mortgaged Property is located and file an action in forcible entry and detainer, which action shall lie against Borrower or its assigns or legal representatives, as a tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have under this Security Instrument or otherwise.
(f)    In any action for a deficiency after a foreclosure under this Security Instrument, if any person against whom recovery is sought requests the court in which the action is pending to determine the fair market value of the Mortgaged Property, as of the date of the foreclosure sale, the following shall be the basis of the court’s determination of fair market value; provided that Borrower and any guarantor hereby waive any rights to contest the amount of the deficiency claim afforded to Borrower and such guarantor under Tex. Prop. Code Sections 51.003; 51.004 and 51.005; in the event the waiver of such provision is held invalid, that the valuation method as currently set forth below shall be used;
(1)    the Mortgaged Property shall be valued “as is” and in its condition as of the date of foreclosure, and no assumption of increased value because of post-foreclosure repairs, refurbishment, restorations or improvements shall be made;

Fannie Mae Multifamily Security Instrument	Form 6025.TX	Page 12
Texas	01-16	© 2016 Fannie Mae

(2)    any adverse effect on the marketability of title because of the foreclosure or because of any other title condition not existing as of the date of this Security Instrument shall be considered;
(3)    the valuation of the Mortgaged Property shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Mortgaged Property for cash within a six (6) month period after foreclosure;
(4)    although the Mortgaged Property may be disposed of more quickly by the foreclosure purchaser, the gross valuation of the Mortgaged Property as of the date of foreclosure shall be discounted for a hypothetical reasonable holding period (not to exceed six (6) months) at a monthly rate equal to the average monthly interest rate on the Note for the twelve (12) months before the date of foreclosure;
(5)    the gross valuation of the Mortgaged Property as of the date of foreclosure shall be further discounted and reduced by reasonable estimated costs of disposition, including brokerage commissions, title policy premiums, environmental assessment and clean-up costs, tax and assessment, prorations, costs to comply with legal requirements, and attorneys’ fees;
(6)    expert opinion testimony shall be considered only from a licensed appraiser certified by the State of Texas and, to the extent permitted under Texas law, a member of the Appraisal Institute, having at least five (5) years’ experience in appraising property similar to the Mortgaged Property in the county where the Mortgaged Property is located, and who has conducted and prepared a complete written appraisal of the Mortgaged Property taking into considerations the factors set forth in this Security Instrument; no expert opinion testimony shall be considered without such written appraisal;
(7)    evidence of comparable sales shall be considered only if also included in the expert opinion testimony and written appraisal referred to in the preceding paragraph; and
(8)    an affidavit executed by Lender to the effect that the foreclosure bid accepted by Trustee was equal to or greater than the value of the Mortgaged Property determined by Lender based upon the factors and methods set forth in subparagraphs (1) through (7) above before the foreclosure shall constitute prima facie evidence that the foreclosure bid was equal to or greater than the fair market value of the Mortgaged Property on the foreclosure date.
(g)    Lender may, at Lender’s option, comply with these provisions in the manner permitted or required by Title 5, Section 51.002 of the Texas Property Code (relating to the sale of real estate) or by Chapter 9 of the Texas Business and Commerce Code (relating to the sale of collateral after default by a debtor), as those titles and chapters now exist or may be amended or succeeded in the future, or by any other present or future articles or enactments relating to same subject. Unless expressly excluded, the Mortgaged Property shall include Rents collected before a foreclosure sale, but attributable to the period following the foreclosure sale, and Borrower shall pay such Rents to the purchaser at such sale. At any such sale:

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Texas	01-16	© 2016 Fannie Mae

(1)    whether made under the power contained in this Security Instrument, Section 51.002, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Mortgaged Property (Borrower shall deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such Mortgaged Property shall pass to the purchaser as completely as if the Mortgaged Property had been actually present and delivered to the purchaser at the sale;
(2)    each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Borrower;
(3)    the recitals contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited in the Instrument, including nonpayment of the Indebtedness and the advertisement and conduct of the sale in the manner provided in this Security Instrument and otherwise by law and the appointment of any successor Trustee;
(4)    all prerequisites to the validity of the sale shall be conclusively presumed to have been satisfied;
(5)    the receipt of Trustee or of such other party or officer making the sale shall be sufficient to discharge to the purchaser or purchasers for such purchaser(s)’ purchase money, and no such purchaser or purchasers, or such purchaser(s)’ assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication of such purchase money; and
(6)    to the fullest extent permitted by law, Borrower shall be completely and irrevocably divested of all of Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Mortgaged Property sold, and such sale shall be a perpetual bar to any claim to all or any part of the Mortgaged Property sold, both at law and in equity, against Borrower and against any person claiming by, through or under Borrower.
(h)    Any action taken by Trustee or Lender pursuant to the provisions of this Section 5 shall comply with the laws of the Property Jurisdiction. Such applicable laws shall take precedence over the provisions of this Section 5, but shall not invalidate or render unenforceable any other provision of any Loan Document that can be construed in a manner consistent with any applicable law. If any provision of this Security Instrument shall grant to Lender (including Lender acting as a mortgagee-in-possession), Trustee or a receiver appointed pursuant to the provisions of this Security Instrument any powers, rights or remedies prior to, upon, during the continuance of or following an Event of Default that are more limited than the powers, rights, or remedies that would otherwise be vested in such party under any applicable law in the absence of said provision, such party shall be vested with the powers, rights, and remedies granted in such applicable law to the full extent permitted by law.

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Texas	01-16	© 2016 Fannie Mae

6.    Waiver of Statute of Limitations and Marshaling.
Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Security Instrument or to any action brought to enforce any Loan Document. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Security Instrument and/or any other Loan Document or by applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower, for itself and all who may claim by, through, or under it, and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Security Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels (at the same time or different times) in connection with the exercise of any of the remedies provided in this Security Instrument or any other Loan Document, or afforded by applicable law.
7.    Waiver of Redemption; Rights of Tenants.
(a)    Borrower hereby covenants and agrees that it will not at any time apply for, insist upon, plead, avail itself, or in any manner claim or take any advantage of, any appraisement, stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter enacted or in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument. Without limiting the foregoing:
(1)    Borrower for itself and all Persons who may claim by, through, or under Borrower, hereby expressly waives any so-called “Moratorium Law” and any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Security Instrument, it being the intent hereof that any and all such “Moratorium Laws,” and all rights of reinstatement and redemption of Borrower and of all other Persons claiming by, through, or under Borrower are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law;
(2)    Borrower shall not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and
(3)    if Borrower is a trust, Borrower represents that the provisions of this Section 7 (including the waiver of reinstatement and redemption rights) were made at the express direction of Borrower’s beneficiaries and the persons having the power of direction over Borrower, and are made on behalf of the trust estate of Borrower and all beneficiaries of Borrower, as well as all other persons mentioned above.

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Texas	01-16	© 2016 Fannie Mae

(b)    Lender shall have the right to foreclose subject to the rights of any tenant or tenants of the Mortgaged Property having an interest in the Mortgaged Property prior to that of Lender. The failure to join any such tenant or tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding.
8.    Notice.
(a)    All notices under this Security Instrument shall be:
(1)    in writing, and shall be (A) delivered, in person, (B) mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or (C) sent by overnight express courier;
(2)    addressed to the intended recipient at its respective address set forth at the end of this Security Instrument; and
(3)    deemed given on the earlier to occur of:
(A)    the date when the notice is received by the addressee; or
(B)    if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.
(b)    Any party to this Security Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 8.
(c)    Any required notice under this Security Instrument which does not specify how notices are to be given shall be given in accordance with this Section 8.
9.    Mortgagee-in-Possession.
Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred in this Security Instrument shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.
10.    Release.
Upon payment in full of the Indebtedness, Lender shall cause the release of this Security Instrument and Borrower shall pay Lender’s costs incurred in connection with such release.

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Texas	01-16	© 2016 Fannie Mae

11.    Trustee.
(a)    Trustee may resign by giving of notice of such resignation in writing to Lender. If Trustee shall die, resign or become disqualified from acting under this Security Instrument or shall fail or refuse to act in accordance with this Security Instrument when requested by Lender or if for any reason and without cause Lender shall prefer to appoint a substitute trustee to act instead of the original Trustee named in this Security Instrument or any prior successor or substitute trustee, Lender shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the original Trustee named in this Security Instrument. Such appointment may be executed by an authorized officer, agent or attorney‑in‑fact of Lender (whether acting pursuant to a power of attorney or otherwise), and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by Lender.
(b)    Any successor Trustee appointed pursuant to this Section 11 shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of the predecessor Trustee with like effect as if originally named as Trustee in this Security Instrument; but, nevertheless, upon the written request of Lender or such successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor Trustee, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the Mortgaged Property and monies held by the Trustee ceasing to act to the successor Trustee.
(c)    Trustee may authorize one (1) or more parties to act on Trustee’s behalf to perform the ministerial functions required of Trustee under this Security Instrument, including the transmittal and posting of any notices.
12.    No Fiduciary Duty.
Lender owes no fiduciary or other special duty to Borrower.
13.    Additional Provisions Regarding Assignment of Leases and Rents.
In no event shall the assignment of Rents or Leases in Section 3 cause the Indebtedness to be reduced by an amount greater than the Rents actually received by Lender and applied by Lender to the Indebtedness, whether before, during or after (a) an Event of Default, or (b) a suspension or revocation of the license granted to Borrower in Section 3 with regard to the Rents.  Borrower and Lender specifically intend that the assignment of Rents and Leases in Section 3 is not intended to result in a pro tanto reduction of the Indebtedness. The assignment of Rents and Leases in Section 3 is not intended to constitute a payment of, or with respect to, the Indebtedness and, therefore, Borrower and Lender specifically intend that the Indebtedness shall not be reduced by the value of the Rents and Leases assigned. Such reduction shall occur only if, and to the extent that, Lender actually receives Rents pursuant to Section 3 and applies such Rents to the Indebtedness. Borrower agrees that the value of the license granted with regard to the Rents equals the value of the absolute assignment of Rents to Lender. The assignment of Rents contained in Section 3 shall terminate upon the release of this Security Instrument.

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Texas	01-16	© 2016 Fannie Mae

14.    Loan Charges.
Borrower agrees to pay an effective rate of interest equal to the sum of the Interest Rate and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Mortgage Loan and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Security Instrument, the Note, the Loan Agreement, nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with all applicable laws governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Security Instrument, the Note and the other Loan Documents. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any interest or other charge or amount provided for in any Loan Document, whether considered separately or together with other charges or amounts provided for in any other Loan Document, or otherwise charged, taken, reserved or received in connection with the Mortgage Loan, or on acceleration of the maturity of the Mortgage Loan or as a result of any prepayment by Borrower or otherwise, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate any such violation. Amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of the Mortgage Loan without the payment of any Prepayment Premium (or, if the Mortgage Loan has been or would thereby be paid in full, shall be refunded to Borrower), and the provisions of the Loan Agreement and any other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible under the Loan Agreement and any other Loan Documents reduced, without the necessity of the execution of any new documents, so as to comply with any applicable law, but so as to permit the recovery of the fullest amount otherwise payable under the Loan Documents. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, and any amount paid or agreed to be paid to Lender for the use, forbearance or detention of the Indebtedness, shall be deemed to be allocated and spread ratably over the stated term of the Mortgage Loan. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Mortgage Loan.
15.    ENTIRE AGREEMENT.
THIS SECURITY INSTRUMENT, THE NOTE, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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Texas	01-16	© 2016 Fannie Mae

16.    Governing Law; Consent to Jurisdiction and Venue.
This Security Instrument shall be governed by the laws of the Property Jurisdiction without giving effect to any choice of law provisions thereof that would result in the application of the laws of another jurisdiction. Borrower agrees that any controversy arising under or in relation to this Security Instrument shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies that arise under or in relation to any security for the Indebtedness. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.
17.    Texas Specific Provisions.
(a)    Borrower acknowledges that every release and indemnity provision provided in any Loan Document for the benefit of Lender, including the indemnities set forth in Section 3.03 of the Loan Agreement and Section 8 of the Environmental Indemnity Agreement, will apply even if and when the subject matter of the indemnity or release arises out of or results from the negligence or strict liability of Lender, but will not apply to the extent caused by the gross negligence or willful misconduct of Lender.
(b)    TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (1) BORROWER IS REQUIRED TO: (A) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT LENDER SPECIFIES; (B) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (C) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (2) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (3) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSE (B) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE. THE PROVISIONS OF THIS SECTION SHALL BE IN ADDITION TO ANY INSURANCE REQUIREMENTS OF THE LOAN AGREEMENT.
18.    Miscellaneous Provisions.
(a)    This Security Instrument shall bind, and the rights granted by this Security Instrument shall benefit, the successors and assigns of Lender. This Security Instrument shall bind, and the obligations granted by this Security Instrument shall inure to, any permitted successors and assigns of Borrower under the Loan Agreement. If more than one (1) person or entity signs this Security Instrument as Borrower, the obligations of such persons and entities shall be joint and several. The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Security Instrument shall create any other relationship between Lender and Borrower. No creditor of any party to this Security Instrument and no other person shall be a third party beneficiary of this Security Instrument or any other Loan Document.
(b)    The invalidity or unenforceability of any provision of this Security Instrument or any other Loan Document shall not affect the validity or enforceability of any other provision of this Security Instrument or of any other Loan Document, all of which shall remain in full force and effect. This Security Instrument contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Security Instrument. This Security Instrument may not be amended or modified except by written agreement signed by the parties hereto.

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Texas	01-16	© 2016 Fannie Mae

(c)    The following rules of construction shall apply to this Security Instrument:
(1)    The captions and headings of the sections of this Security Instrument are for convenience only and shall be disregarded in construing this Security Instrument.
(2)    Any reference in this Security Instrument to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Security Instrument or to a Section or Article of this Security Instrument.
(3)    Any reference in this Security Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.
(4)    Use of the singular in this Security Instrument includes the plural and use of the plural includes the singular.
(5)    As used in this Security Instrument, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.
(6)    Whenever Borrower’s knowledge is implicated in this Security Instrument or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Security Instrument, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.
(7)    Unless otherwise provided in this Security Instrument, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.
(8)    All references in this Security Instrument to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.
(9)    “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.
19.    Time is of the Essence.
Borrower agrees that, with respect to each and every obligation and covenant contained in this Security Instrument and the other Loan Documents, time is of the essence.

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Texas	01-16	© 2016 Fannie Mae

20.    WAIVER OF TRIAL BY JURY.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH OF BORROWER AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.
ATTACHED EXHIBITS. The following Exhibits are attached to this Security Instrument and incorporated fully herein by reference:

X	Exhibit A	Description of the Land (required)

X	Exhibit B	Modifications to Security Instrument

IN WITNESS WHEREOF, Borrower has signed and delivered this Security Instrument under seal (where applicable) or has caused this Security Instrument to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides, Borrower intends that this Security Instrument shall be deemed to be signed and delivered as a sealed instrument.

[Remainder of Page Intentionally Blank]

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Texas	01-16	© 2016 Fannie Mae

BORROWER:

STAR III CANYON RESORT, LLC, a Delaware
limited liability company

By:	Steadfast Apartment Advisor III, LLC, a
Delaware limited liability company, its
Manager

	By:	/s/ Kevin J. Keating____
Name: Kevin J. Keating
Title: Treasurer

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Texas	01-16	© 2016 Fannie Mae

The name, chief executive office and organizational identification number of Borrower (as Debtor under any applicable Uniform Commercial Code) are:

▪    Debtor Name/Record Owner: Star III Canyon Resort, LLC
▪    Debtor Chief Executive Office Address:
c/o Steadfast Companies
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
▪    Debtor Organizational ID Number: 6240266

The name and chief executive office of Lender (as Secured Party) are:

▪    Secured Party Name: PNC Bank, National Association
▪    Secured Party Chief Executive Office Address:
26901 Agoura Road, Suite 200
Calabasas Hills, California 91301
Attention: Loan Servicing Manager

The name and chief executive office of Trustee are:

▪    Trustee Name: Gary S. Farmer
▪    Trustee Office Address:
401 Congress Avenue, Suite 1500
Austin, TX 78701

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Texas	01-16	© 2016 Fannie Mae

EXHIBIT A
DESCRIPTION OF THE LAND

Canyon Resort at Great Hills

TRACT 1: Being all of GABLES BLUFFSTONE CONDOMINIUMS, a condominium project in Travis County, Texas, according to the Declaration of Condominium and the attached plats and exhibits recorded in Volume 13014, Page 521 of the Real Property Records of Travis County, Texas.
TRACT 1-A: Easement Estate for access, appurtenant to Tract 1, created by that certain Access Easement dated January 11, 1993, recorded in Volume 11883, Page 396, of the Real Property Records of Travis County, Texas; being over and across that certain 0.048 acre tract of land, more or less, out of the James Coleman Survey No. 25, Abstract No. 169, in Travis County, Texas, being a portion of Lot 43, of THE FAIRWAY AT GREAT HILLS, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 91, Pages 182-184 of the Plat Records of Travis County, Texas.
TRACT 1-B: Easement Estate for signage, appurtenant to Tract 1, created by that certain Easement Agreement dated November 5, 1996, recorded in Volume 12829, Page 277 of the Real Property Records of Travis County, Texas; being over and across that certain 399 square foot tract of land, more or less, out of the JAMES COLEMAN SURVEY NO. 25, ABSTRACT NO. 169, in Travis County, Texas.
TRACT 1-C: Easement Estate for signage, appurtenant to Tract 1, created by that certain Easement Agreement dated November 5, 1996, recorded in Volume 12829, Page 272 of the Real Property Records of Travis County, Texas; being over and across that certain 218 square foot tract of land, more or less, out of the JAMES COLEMAN SURVEY NO. 25, ABSTRACT NO. 169, in Travis County, Texas.
TRACT 1-D: Easement Estate for an emergency access, appurtenant to Tract 1, created by that certain Emergency Access Easement Agreement dated January 14, 1987, recorded in Volume 10064, Page 104 of the Real Property Records of Travis County, Texas; being over and across that certain 1.31 acre tract of land, more or less, out of the JAMES COLEMAN SURVEY NO. 25, ABSTRACT NO. 169, in Travis County, Texas.

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Texas	01-16	© 2016 Fannie Mae

EXHIBIT B
MODIFICATIONS TO SECURITY INSTRUMENT
(Condominium Subordination)
The foregoing Security Instrument is hereby modified as follows:
1.Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Security Instrument.
2.Section 1 of the Security Instrument (Defined Terms) is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Condominium” means all of the condominium units and all of the common elements comprising Gables Bluffstone Condominium.
“Condominium Act” means the applicable Texas Uniform Condominium Act codified in Chapter 82 of the Property Code, as amended from time to time
“Condominium Documents” means, collectively, (a) that certain Declaration, as recorded in the official records of Travis County, State of Texas, on September 8, 1997, in Volume 13014, Page 521, (b) those certain Bylaws of the Association (as amended, restated, modified or expanded), and (c) that certain Plat establishing and describing the Condominium.
3.The definition of “Mortgaged Property” set forth in Section 1 of the Security Instrument (Defined Terms) is hereby deleted and restated in its entirety to read as follows:
“Mortgaged Property” means all of Borrower’s present and hereafter acquired right, title and interest in and to all of the following:
(a)    the Land;
(b)    the Improvements;
(c)    the Personalty;
(d)    current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;
(e)    insurance policies relating to the Mortgaged Property (and any unearned premiums) and all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender’s requirements;

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(f)    awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property, including any awards or settlements resulting from (1) Condemnation Actions, (2) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation Action, or (3) the total or partial taking of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;
(g)    contracts, options and other agreements for the sale of the Land, the Improvements, the Personalty, or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;
(h)    Leases and Lease guaranties, letters of credit and any other supporting obligation for any of the Leases given in connection with any of the Leases, and all Rents;
(i)    earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Mortgage Loan and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;
(j)    Imposition Deposits;
(k)    refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Security Instrument is dated);
(l)    tenant security deposits;
(m)    names under or by which any of the above Mortgaged Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property;
(n)    Collateral Accounts and all Collateral Account Funds;
(o)    products, and all cash and non-cash proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

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(p)    all of Borrower’s right, title and interest in the oil, gas, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and estates in, under and on the Mortgaged Property and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized; and
(q)    all rights, easements, rights of way, reservations and powers of Borrower under the Condominium Act and the Condominium Documents, whether (1) as owner of the Condominium units, (2) as declarant under the Condominium Documents, or (3) as developer of the Condominium, including but not limited to all rights to approve any amendments to the Condominium Documents and all rights to expand the Condominium.
4.The following provision is hereby added to the Security Instrument as Section 21 (Condominium Provisions):

21.    Condominium Provisions.
(a)    Subordination.
The Condominium Documents are hereby subordinated to this Instrument and shall not be modified or amended without the prior written consent of Lender until the Indebtedness has been paid in full.
(b)    Construction of Declarant.
Nothing contained herein or in the Loan Documents is intended to or shall be construed to constitute Lender as the “Declarant” under the Condominium Act and/or the Condominium Documents, as owner of any units in the Condominium, or as a partner or joint venturer of Borrower.

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___KK________
Borrower Initials

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Fannie Mae	08-13	© 2013 Fannie Mae